Exhibit 99.1

The Digital Engagement Company

Bridgeline Digital Announces 11.3% Increase in SaaS Revenues, Continued Margin Improvement for First Quarter of Fiscal 2017

SaaS License Revenue Increases 11.3%

Company Generates Positive Adjusted EBITDA

Burlington, Mass., February 13, 2017 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its fiscal first quarter ended December 31, 2016.

“We made significant progress in the first quarter, including double-digit year-over-year increases in both SaaS and iAPPS recurring revenue,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “In addition, gross margin improved more than six percentage points, validating our strategic shift to a higher-margin SaaS model. This transition, coupled with our focused efforts to eliminate lower margin, non-strategic revenue, enabled us to create a well-positioned Company with revenues tied to a profitable and strategic business upon which we can grow a stronger company and greater shareholder value.”

First Quarter Highlights:

●

iAPPS recurring revenue increased 13.9% to $1.7 million in the first quarter of fiscal 2017, compared to $1.5 million in the first quarter of fiscal 2016. This is part of Bridgeline’s continued strategy to focus solely on iAPPS products.

●	SaaS revenue increased 11.3% to $1.4 million in the first quarter of fiscal 2017, compared to $1.2 million in the first quarter of fiscal 2016.

●	Subscription and perpetual license revenue increased 13.2% to $1.7 million in the first quarter of fiscal 2017, compared to $1.5 million in the first quarter of fiscal 2016.

●	License and iAPPS hosting revenue combined in the first quarter of fiscal 2017 comprised 49.2% of total revenue, compared to 44.1% of total revenue in the first quarter of fiscal 2016.

●

Gross margin improved to 57.5% in the first quarter of fiscal 2017, from 50.8% in the first quarter of fiscal 2016. Cost of revenue was reduced by $394,000, or 18.9%, to $1.7 million in the first quarter of fiscal 2017, compared to $2.1 million in the first quarter of fiscal 2016.

●	Operating expenses were reduced by $552,000, or 17.2% to $2.7 million in the first quarter of fiscal 2017, from $3.2 million in the first quarter of fiscal 2016.

First Quarter Financial Results

Revenue for the first quarter of fiscal 2017 was $4.0 million, compared to $4.2 million in the first quarter of fiscal 2016. Subscription and perpetual license revenue increased 13.2% to $1.7 million in the first quarter of fiscal 2017, compared to $1.5 million in the first quarter of fiscal 2016. License and hosting revenue combined in the first quarter of fiscal 2017 comprised 49.2% of total revenue, compared to 44.1% of total revenue in the first quarter of fiscal 2016. SaaS revenue increased 11.3% to $1.4 million in the first quarter of fiscal 2017, compared to $1.2 million in the first quarter of fiscal 2016.

Gross margin improved to 57.5% in the first quarter of fiscal 2017, from 50.8% in the first quarter of fiscal 2016, reflecting a larger mix of recurring revenue. Cost of revenue was reduced by $394,000, or 18.9%, to $1.7 million in the first quarter of fiscal 2017, compared to $2.1 million in the first quarter of fiscal 2016.

Operating expenses were reduced by $552,000, or 17.2% to $2.7 million in the first quarter of fiscal 2017, compared to $3.2 million in the first quarter of fiscal 2016, reflecting management’s ongoing expense control initiatives. Loss from Operations was $365,000 in the first quarter of fiscal 2017, compared to $1.1 million in the first quarter of fiscal 2016.

Net loss was $408,000 in the first quarter of fiscal 2017, compared to a net loss of $1.3 million in the first quarter of fiscal 2016.

Adjusted EBITDA was $10,000 in the first quarter of fiscal 2017, compared to $65,000 in the first quarter of fiscal 2016.

Financial Outlook

For the second quarter of fiscal 2017 the Company expects revenue in the range of $3.9 million to $4.1 million.

Conference Call Information

Bridgeline Digital will host a conference call to discuss first quarter 2017 results at 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation, restructuring charges, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization, stock-based compensation charges, restructuring charges, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital market, the ability to raise capital, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their full digital experience – from websites and intranets to online stores and campaigns. Bridgeline’s iAPPS® platform deeply integrates Web Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver digital experiences that attract, engage and convert their customers across all channels. Headquartered in Burlington, Mass., Bridgeline has thousands of quality customers that range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Michael D. Prinn

Chief Financial Officer

781.497.3016

mprinn@bridgeline.com

BRIDGELINE DIGITAL, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Dollars in thousands, except per share data)

	Three Months Ended
	December 31
	2016	2015
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss	$(476)	$(1,380)
Amortization of intangible assets	71	107
Stock-based compensation	145	72
Restructuring charges	31	586
Preferred stock dividends	68	32
Non-GAAP adjusted net loss	$(161)	$(583)

Reconciliation of GAAP net loss per share to non-GAAP adjusted net income(loss) per share:
GAAP net loss per share	$(0.02)	$(0.25)
Amortization of intangible assets	-	0.02
Stock-based compensation	0.02	0.01
Restructuring charges	-	0.11
Preferred stock dividends	-	-
Non-GAAP adjusted net income(loss) per share	$0.00	$(0.11)

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(476)	$(1,380)
Provision for income tax	12	6
Interest expense, net	31	283
Amortization of intangible assets	71	107
Depreciation	89	231
Restructuring charges	31	586
Other amortization	39	128
Stock-based compensation	145	72
Preferred stock dividends	68	32
Adjusted EBITDA	$10	$65

Reconciliation of GAAP net loss per share to Adjusted EBITDA per share:
GAAP net loss per share	$(0.02)	$(0.25)
Provision for income tax	-	-
Interest expense, net	-	0.06
Amortization of intangible assets	-	0.02
Depreciation	-	0.04
Restructuring charges	-	0.11
Other amortization	-	0.02
Stock-based compensation	0.02	0.01
Preferred stock dividends	-	-
Adjusted EBITDA per share	$0.00	$0.01

BRIDGELINE DIGITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	December 31
	2016	2015
Revenue:
Digital engagement services	$2,026	$2,373
Subscription and perpetual licenses	1,725	1,523
Managed service hosting	240	347
Total revenue	3,991	4,243

Cost of revenue:
Digital engagement services	1,128	1,454
Subscription and perpetual licenses	496	558
Managed service hosting	71	77
Total cost of revenue	1,695	2,089
Gross profit	2,296	2,154

Operating expenses:
Sales and marketing	1,294	1,068
General and administrative	791	862
Research and development	360	341
Depreciation and amortization	185	356
Restructuring charges	31	586
Total operating expenses	2,661	3,213
Loss from operations	(365)	(1,059)
Interest expense, net	(31)	(283)
Loss before income taxes	(396)	(1,342)
Income Taxes	12	6
Net loss	$(408)	$(1,348)
Dividends on convertible preferred stock	(68)	(32)
Net loss applicable to common shareholders	$(476)	$(1,380)
Net loss per share attributable to common shareholders:
Basic and diluted	$(0.02)	$(0.25)
Number of weighted average shares outstanding:
Basic and diluted	20,022,720	5,164,809

BRIDGELINE DIGITAL, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share data)

(Unaudited)

	December 31	September 30
	2016	2016
ASSETS
Current Assets:
Cash and cash equivalents	$1,428	$661
Accounts receivable and unbilled revenues, net	2,630	2,549
Prepaid expenses and other current assets	344	381
Total current assets	4,402	3,591
Equipment and improvements, net	423	512
Intangible assets, net	477	548
Goodwill	12,641	12,641
Other assets	416	436
Total assets	$18,359	$17,728

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$915	$1,285
Accrued liabilities	979	1,021
Capital lease obligations, current	33	45
Deferred revenue	1,547	1,360
Total current liabilities	3,474	3,711
Debt, net of current portion	2,390	2,115
Other long term liabilities	420	400
Total liabilities	6,284	6,226

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; 222,822 and 221,092 issued and outstanding	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 20,783,747 and 18,637,709 issued and outstanding	21	19
Additional paid-in-capital	65,247	64,202
Accumulated deficit	(52,842)	(52,366)
Accumulated other comprehensive loss	(351)	(353)
Total stockholders' equity	12,075	11,502
Total liabilities and stockholders' equity	$18,359	$17,728